Exhibit 13.1

CERTIFICATION

June 29, 2005

Securities and Exchange Commission

450 Fifth Street, N.W

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Exchange Act and does not constitute a part of the Annual Report on Form 20-F (the “Report”) accompanying this letter.

Carlos Felices, the Chief Executive Officer and Valerio Cavallo, the Chief Financial Officer of Telecom Argentina S.A. (“Telecom”) each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Telecom.

/s/ Carlos Felices
Name:	Carlos Felices
Chief Executive Officer

/s/ Valerio Cavallo
Name:	Valerio Cavallo
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Telecom and will be retained by Telecom and furnished to the Securities and Exchange Commission or its staff upon request.